Exhibit 99.7

SIGNING DAY SPORTS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – [ ], 2025 AT [ ], PACIFIC TIME CONTROL ID: REQUEST ID: The undersigned stockholder(s) of Signing Day Sports, Inc . , a Delaware corporation (“Signing Day Sports” or the “Company”), acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, dated [ ], 2025 , hereby revoke(s) any proxy or proxies heretofore given, and hereby constitute(s) and appoint(s) Daniel Nelson and Craig Smith, or any of them, acting singly in the absence of the other, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, par value $ 0 . 0001 per share, of the Company that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held at [ ] Pacific Time on [ ], 2025 , and any adjournment or postponement thereof, and in his discretion upon any other matter which may properly come before said meeting, and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters described below . The undersigned hereby revokes all proxies previously given . (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) VOTING INSTRUCTIONS If you vote by phone, fax or internet, please DO NOT mail your proxy card. Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. MAIL: Complete the reverse portion of this Proxy Card and Fax to [ ]. FAX: [ ] INTERNET: [ ] PHONE: 714030.1

SPECIAL MEETING OF THE STOCKHOLDERS OF SIGNING DAY SPORTS, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

Proposal 1	**Proposed by Signing Day Sports, Inc.** →	**FOR**	**AGAINST**	**ABSTAIN**
	To approve the Business Combination Agreement, dated as of May 27, 2025, by and among Signing Day Sports, BlockchAIn Digital Infrastructure, Inc., a Delaware corporation ("BlockchAIn" or the "Combined Company"), BCDI Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of BlockchAIn ("Merger Sub I"), BCDI Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of BlockchAIn ("Merger Sub II"), and One Blockchain LLC (formerly known as BV Power Alpha LLC), a Delaware limited liability company ("One Blockchain"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1, as amended by that certain Amendment No. 1 to the Business Combination Agreement, dated as of November 10, 2025, between Signing Day Sports and One Blockchain, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-2, as amended by that certain Amendment No. 2 to the Business Combination Agreement, dated as of December 21, 2025, among Signing Day Sports, BlockchAIn, One Blockchain, Merger Sub I, and Merger Sub II, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-3 (as amended and as may be amended from time to time, the "Business Combination Agreement"), and the transactions contemplated thereby.	☐	☐	☐
Proposal 2	**Proposed by Signing Day Sports, Inc.** →	**FOR**	**AGAINST**	**ABSTAIN**
	To approve, on a non-binding advisory basis, certain governance provisions relating to material differences between Signing Day Sports' current Second Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Certificate of Incorporation of BlockchAIn (the "BlockchAIn Amended and Restated Certificate of Incorporation"), which include:			
	Governance Proposal 2(a) — To increase the number of authorized shares of common stock, $0.0001 par value per share, of BlockchAIn ("BlockchAIn common shares") to [ ];	☐	☐	☐
	Governance Proposal 2(b) — To provide for [ ] shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the board of directors of BlockchAIn (the "BlockchAIn Board");	☐	☐	☐
	Governance Proposal 2(c) — To require that stockholders only act at meetings of BlockchAIn and not by written consent;	☐	☐	☐
	Governance Proposal 2(d) — To provide for the BlockchAIn Board to be classified;	☐	☐	☐
	Governance Proposal 2(e) — To provide that the BlockchAIn Board or any director of BlockchAIn may be removed for cause only by at least a majority of the voting power of all of the then outstanding shares of voting stock of BlockchAIn entitled to vote at an election of directors;	☐	☐	☐
	Governance Proposal 2(f) — To provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain actions and claims; and	☐	☐	☐
	Governance Proposal 2(g) — To allow the directors of the Combined Company to approve a reverse stock split of BlockchAIn common shares based on an amendment to the BlockchAIn Amended and Restated Certificate of Incorporation.	☐	☐	☐
Proposal 3	**Proposed by Signing Day Sports, Inc.** →	**FOR**	**AGAINST**	**ABSTAIN**

To approve the issuance prior to the closing of certain transactions contemplated by the Business Combination Agreement of 20 % or more of the issued and outstanding Signing Day Sports common stock as of September 18 , 2024 pursuant to the Termination Agreement, dated as of September 18 , 2024 , between Signing Day Sports and Boustead Securities, LLC (“Boustead”), a California limited liability company and a registered broker - dealer and member of the Financial Industry Regulatory Authority, Inc . , as amended by the letter agreement, dated as of October 15 , 2024 , between Signing Day Sports and Boustead, to comply with Section 713 of the NYSE American LLC Company Guide . ABSTAIN AGAINST FOR  Proposed by Signing Day Sports, Inc. Proposal 4 To approve an adjournment of the Meeting, (i) if based upon the proxies held at the time of the Meeting, a quorum has not been obtained, or there are not sufficient votes to approve any proposal, (ii) if the Signing Day Sports board of directors determines that one or more of the closing conditions under the Business Combination Agreement are not satisfied or (where permissible) waived, or (iii) for any other reason as determined by the chairman of the Meeting. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: MARK HERE FOR ADDRESS CHANGE New Address (if applicable): IMPORTANT : Please sign exactly as your name or names appear on this Proxy . When shares are held jointly, each holder should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such . If signer is a partnership, please sign in partnership name by authorized person . Dated : , 2025 THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSALS 1 , 2 , 3 , AND 4 . IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN . IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1 , 2 , 3 , AND 4 . IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF . (Print Name of Stockholder and/or Joint Tenant) (Signature of Stockholder) (Second Signature if held jointly) 714030.1